UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2021

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360-2362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 4, 2021, Teledyne Technologies Incorporated (“Teledyne”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among FLIR Systems, Inc., a Delaware corporation (“FLIR”), Firework Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Teledyne (“Merger Sub I”), Firework Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Teledyne (“Merger Sub II”), and Teledyne. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I will merge with and into FLIR, with FLIR as the surviving corporation (the “Merger”), and (ii) immediately following the completion of the Merger, the surviving corporation from the Merger will merge with and into Merger Sub II (the “Subsequent Merger,” and together with the Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger and continuing as a wholly owned subsidiary of Teledyne.

Teledyne’s Board of Directors (the “Board”) approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Merger Consideration. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock of FLIR, par value $0.01 per share (“FLIR Shares”), issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Teledyne, FLIR or any of their respective subsidiaries and shares held by any holder of FLIR Shares who is entitled to demand and properly demands appraisal of such shares under Delaware law) will convert into the right to receive (i) $28.00 per share in cash and (ii) 0.0718 of a share of common stock of Teledyne, par value $0.001 per share (“Teledyne Common Stock”). No fractional shares of Teledyne Common Stock will be issued in the Merger, and holders of FLIR Shares will receive cash in lieu of any fractional shares of Teledyne Common Stock.

FLIR Stock Options. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase FLIR Shares, whether vested or unvested, that is outstanding and unexercised (“FLIR Stock Options”), will be cancelled and the holder of each FLIR Stock Option will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of (x) $56.00 over (y) the exercise price of such FLIR Stock Option, multiplied by (ii) the number of FLIR Shares subject to such FLIR Stock Option, less applicable tax withholdings. In the event the per-share exercise price of a FLIR Stock Option is equal to or greater than $56.00, such FLIR Stock Option will be cancelled as of the effective time of the Merger without payment.

FLIR Service-based Restricted Stock Units. At the effective time of the Merger, (i) each FLIR restricted stock unit that is subject only to service-based vesting requirements and (ii) each FLIR restricted stock unit that was issued after the date of the Merger Agreement and is held by certain FLIR insiders, in each case, that is outstanding immediately prior to the effective time of the Merger (each, a “FLIR RSU”) will vest and be cancelled, with the holder of such FLIR RSU becoming entitled to receive $56.00 in respect of each FLIR Share subject to such FLIR RSU.

FLIR Service-based Restricted Stock Units issued in 2021. At the effective time of the Merger, each FLIR restricted stock unit that (i) is subject only to service-based vesting requirements, (ii) was issued after the date of the Merger Agreement, (iii) is not held by certain FLIR insiders and (iv) is outstanding immediately prior to the effective time of the Merger (each, a “2021 FLIR RSU”) shall be assumed by Teledyne and converted automatically into a restricted stock unit with respect to a number of shares of Teledyne Common Stock equal to the product obtained by multiplying (x) the total number of FLIR Shares subject to such 2021 FLIR RSU immediately prior to the effective time by (y) 0.1436, with any fractional shares to be paid in cash. Upon assumption and conversion, each such award shall otherwise be subject to the same terms and conditions as were applicable to it before the effective time of the Merger.

FLIR Performance-based Restricted Stock Units. At the effective time of the Merger, each FLIR restricted stock unit that was granted prior to the date of the Merger Agreement and is subject to time-based and performance-based vesting requirements (each, a “FLIR PRSU”) that is outstanding immediately prior to the effective time of the merger will vest and, without any action on the part of Teledyne, FLIR or the holder thereof, be cancelled, with the holder of such FLIR PRSU becoming entitled to receive $56.00 in respect of each FLIR Share subject to such FLIR PRSU, with certain adjustments related to the satisfaction of the relevant performance criteria.

Conditions to the Closing of the Merger. The closing of the Merger is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding FLIR Shares entitled to vote thereon, (ii) the approval of the issuance of the shares of Teledyne Common Stock issuable to FLIR’s stockholders pursuant to the Merger Agreement by the majority of votes cast at a meeting of Teledyne’s stockholders, (iii) the approval for listing on the New York Stock Exchange of the shares of Teledyne Common Stock issuable to FLIR’s stockholders pursuant to the Merger Agreement, (iv) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain regulatory approval by other governmental authorities, (v) the absence of any court order or other legal restraint or prohibition preventing the consummation of the Merger or the Subsequent Merger, (vi) the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) by Teledyne in connection with the issuance of shares of Teledyne Common Stock in the Merger, (vii) in the case of each party’s obligation to effect the Merger, the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement and (viii) subject to materiality exceptions, the accuracy of the representations and warranties made by Teledyne, Merger Sub I and Merger Sub II, on the one hand, and FLIR, on the other hand, and compliance by Teledyne, Merger Sub I, Merger Sub II and FLIR in all material respects with their respective obligations under the Merger Agreement.

Representations, Warranties and Covenants. Each of the parties to the Merger Agreement has made representations, warranties and covenants in the Merger Agreement that are customary for a transaction of this nature. Among other things, each of the parties has agreed to certain covenants that, subject to certain exceptions, (i) require such party and its subsidiaries to conduct their respective businesses in the ordinary course as previously conducted and (ii) restrict the ability of such party to take certain actions prior to the effective time of the Merger without the other party’s consent (not to be unreasonably withheld, conditioned or delayed), although FLIR is permitted to pay two quarterly dividends consistent with its past practice. Each of the parties to the Merger Agreement is also required to use its reasonable best efforts to take all actions and do all things necessary, proper or advisable under the law to complete the Merger. The parties also agreed to take any and all action to avoid, eliminate or resolve any impediments under any regulatory law and to obtain all required regulatory approvals as promptly as reasonably practicable.

Non-Solicitation. The Merger Agreement generally prohibits FLIR, its subsidiaries and their respective directors, officers, employees, financial advisors and representatives from directly or indirectly soliciting third-party proposals relating to, among other transactions, any (i) merger, consolidation, share exchange, business combination, or similar transaction involving FLIR under which such third party would own or control 15% or more of the voting power or equity of FLIR, (ii) sale or other disposition of assets of FLIR and/or any FLIR subsidiary representing 15% or more of the consolidated assets, revenues or net income of FLIR and its subsidiaries, (iii) issuance or sale or other disposition of capital stock or other equity interests representing 15% or more of the voting power of FLIR, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any third party would acquire beneficial ownership of capital stock or other equity interests representing 15% or more of the voting power of FLIR or (v) any combination of the foregoing. The Merger Agreement also restricts the ability of FLIR, its subsidiaries and their respective directors, officers, employees, financial advisors and representatives to furnish information to, or engage in any discussions with, any third party with respect to any such proposal, subject to certain limited exceptions.

The Merger Agreement also contains covenants that require, subject to certain limited exceptions, that each party prepare and file a proxy statement and call and hold a stockholder meeting, and that the board of directors of FLIR (the “FLIR Board”) recommend that FLIR stockholders adopt the Merger Agreement, and that the Board recommend that Teledyne stockholders approve the issuance of the Teledyne common stock comprising part of the merger consideration. However, at any time prior to the receipt of the requisite stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, including providing Teledyne with a four business day “match” right, the FLIR Board is permitted to change its recommendation to FLIR’s stockholders, in the case of a “Superior Proposal “(as defined in the Merger Agreement). In addition, at any time prior to the receipt of stockholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the FLIR Board may terminate the Merger Agreement, pay the termination fee described below, and cause FLIR to enter into a definitive written agreement providing for a “Superior Proposal.”

Termination of the Merger Agreement. The Merger Agreement contains specified termination rights for both Teledyne and FLIR. FLIR must pay Teledyne a termination fee of $250 million if the Merger Agreement is terminated under certain specified circumstances, including:

(i)

if Teledyne or FLIR terminates the Merger Agreement due to FLIR’s stockholders not adopting the Merger Agreement, and before FLIR’s stockholders meeting, a third party had made a competing acquisition proposal and within 12 months of the termination date, FLIR enters into any competing acquisition agreement or closes on any such transaction;

(ii)

if Teledyne terminates the Merger Agreement due to FLIR committing a material breach of any representations, warranties or covenants in the Merger Agreement and before such termination, a third party had made a competing acquisition proposal and within 12 months of the termination date, FLIR enters into any competing acquisition agreement or closes on any such transaction;

(iii)

if Teledyne terminates the Merger Agreement because the FLIR Board changes its recommendation of the Merger to its stockholders or fails to include its recommendation in the joint proxy statement/prospectus;

(iv)

if Teledyne terminates the Merger Agreement due to FLIR committing a wilfull and material breach of the restrictions regarding solicitation and/or negotiation of third-party proposals and before such termination, a third party had made a competing acquisition proposal and within 12 months of the termination date, FLIR enters into any competing acquisition agreement or closes on any such transaction; and

(v)	if FLIR terminates the Merger Agreement to enter into an agreement relating to a competing acquisition proposal and, in fact, enters into such agreement.

Conversely, Teledyne must pay FLIR a termination fee of $250 million if the Merger Agreement is terminated by FLIR under specified circumstances, including:

(i)

if Teledyne or FLIR terminates the Merger Agreement due to Teledyne’s stockholders not approving the issuance of Teledyne Common Stock in the Merger, and before Teledyne’s stockholder meeting a third party had made a competing acquisition proposal to Teledyne and within 12 months of the termination date, Teledyne enters into any competing acquisition agreement or closes on any such transaction;

(ii)

if FLIR terminates the Merger Agreement due to Teledyne committing a material breach of any representations, warranties or covenants in the Merger Agreement and before such termination, a third party had made a competing acquisition proposal and within 12 months of the termination date, Teledyne enters into any competing acquisition agreement or closes on any such transaction; or

(iii)	if FLIR terminates the Merger Agreement because the Board changes its recommendation of the Merger to its stockholders or fails to include its recommendation in the joint proxy statement/prospectus.

Tax Matters. The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The description set forth above is qualified in its entirety by the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated by reference herein.

The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Teledyne, Merger Sub I, Merger Sub II or FLIR. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Teledyne, Merger Sub I, Merger Sub II or FLIR or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Teledyne’s or FLIR’s public disclosures.

Financing

Teledyne intends to pay the cash portion of the consideration for the Merger and other fees and expenses required to be paid in connection with the Merger from cash on hand and borrowings. On January 4, 2021, in connection with the execution of the Merger Agreement, Teledyne entered into a commitment letter (the “Bridge Facility Commitment Letter”) with BofA Securities, Inc. and Bank of America, N.A. (“Lender”) pursuant to which the Lender has committed to provide Teledyne with a $4.5 billion senior 364-day bridge term loan facility (the “Bridge Facility”). The funding of the Bridge Facility provided for in the Bridge Facility Commitment Letter is contingent upon the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Bridge Facility Commitment Letter and (ii) consummation of the Mergers in accordance with the Merger Agreement. The actual documentation governing the Bridge Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Bridge Facility Commitment Letter. Teledyne expects to replace some or all of the Bridge Facility prior to the closing of the Mergers with permanent financing. There can be no assurance that the permanent financing will be completed. Teledyne’s obtaining of the Bridge Facility is not a condition to the closing of the Merger.

The foregoing summary of the Bridge Facility Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Facility Commitment Letter attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Financing” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2021, the Board, in connection with the Merger Agreement, adopted the Second Amended and Restated Bylaws of Teledyne Technologies Incorporated (the “Amended Bylaws”), which reflect an amendment to Article VIII of Teledyne’s existing Amended and Restated Bylaws to revise the exclusive forum selection provisions. The Amended Bylaws became effective immediately.

The amended Article VIII provides that, unless Teledyne consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on behalf of Teledyne; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of Teledyne to Teledyne or to Teledyne’s stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the General Corporation Law of the State of Delaware, Teledyne’s certificate of incorporation or the Amended Bylaws; or (iv) any action, suit or proceeding asserting a claim against Teledyne governed by the internal affairs doctrine of the State of Delaware.

The amended Article VIII also provides that unless Teledyne consents in writing to the selection of an alternative forum, the federal district courts shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended.

The foregoing summary of the Amended Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 4, 2021, by and among Teledyne Technologies Incorporated, Firework Merger Sub I, Inc., Firework Merger Sub II, LLC and FLIR Systems, Inc.*

Exhibit 3.1	Second Amended and Restated Bylaws of Teledyne Technologies Incorporated

Exhibit 10.1	Bridge Facility Commitment Letter, dated January 4, 2021, by and among BofA Securities, Inc., Bank of America, N.A. and Teledyne Technologies Incorporated

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

*

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Teledyne may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

Additional Information and Where to Find It

In connection with the proposed transaction between Teledyne and FLIR, Teledyne will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Teledyne and FLIR and a Prospectus of Teledyne, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Teledyne and FLIR will be submitted to Teledyne’s stockholders and FLIR’s stockholders for their consideration. Stockholders of Teledyne and stockholders of FLIR are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Stockholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Teledyne and FLIR, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Teledyne, Attn: Investor Relations, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or to FLIR, Attn: Corporate Secretary, 1201 S Joyce St, Arlington, Virginia 22202.

Participants in the Solicitation

Teledyne, FLIR and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Teledyne’s directors and executive officers is available in its definitive proxy statement for its 2020 Annual Meeting, which was filed with the SEC on March 10, 2020, its Annual Report on Form 10-K for the year ended December 28, 2019, which was filed with the SEC on February 24, 2020, and certain of its Current Reports on Form 8-K. Information regarding FLIR’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 11, 2020, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Forward-Looking Statements Cautionary Notice

This report contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne in the future. Forward-looking statements involve risks and uncertainties, are based on the current expectations of the management of Teledyne and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein may include statements about the expected effects on Teledyne of the proposed acquisition of FLIR, the anticipated timing and scope of the proposed transaction, anticipated earnings enhancements, estimated cost savings and other synergies related to the proposed transaction, costs to be incurred in achieving synergies, anticipated capital expenditures and product developments, and other strategic options. Forward-looking statements generally are accompanied by words such as “projects”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import that convey the uncertainty of future events or outcomes. All statements made in this communication that are not historical in nature should be considered forward-looking. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future.

Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including ongoing challenges and uncertainties posed by the COVID-19 pandemic for businesses and governments around the world; the occurrence of any event, change or other circumstances that could give rise to the right of Teledyne or FLIR or both to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Teledyne or FLIR in connection with the Merger Agreement; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or stockholder approvals or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the failure to obtain the debt portion of the financing for the proposed transaction; the inability to complete the acquisition and integration of FLIR successfully, to retain customers and key employees and to achieve operating synergies, including the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Teledyne and FLIR do business; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; changes in relevant tax and other laws; the inability to develop and market new competitive products; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards; and operating results of FLIR being lower than anticipated.

Additional factors that could cause results to differ materially from those described above can be found in Teledyne’s Annual Report on Form 10-K for the year ended December 29, 2019, and its Quarterly Reports on Form 10-Q for the periods ended March 29, June 28 and September 27, 2020, all of which are on file with the SEC and available in the “Investors” section of Teledyne’s website, teledyne.com, under the heading “Investor Information” and in other documents Teledyne files with the SEC, and in FLIR’s Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Reports on Form 10-Q for the periods ended March 30, June 30 and September 30, 2020, all of which are on file with the SEC and available on the “Investor Relations” page of FLIR’s website, flir.com, under the heading “Filings and Financials” and in other documents FLIR files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Teledyne nor FLIR assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: January 6, 2021